Form 5305-EA (Rev. March 2002) Department of the Treasury Internal Revenue Service	Coverdell Education Savings Custodial Account (Under section 530 of the Internal Revenue Code)	Do not file with the Internal Revenue Service
Name of depositor	Depositor's identification number	Check if amendment . . ► __
Name of designated beneficiary	Designated beneficiary's identification number
Address of designated beneficiary	Date of birth of designated beneficiary
Name of responsible individual (generally the parent or guardian of the designated beneficiary
Address of responsible individual
Name of custodian U.S. Bank National Association	Address or principal place of business of custodian 1700 Farnam Street, Omaha, Nebraska 68102

The depositor named above is establishing a Coverdell education savings account under section 530 for the benefit of the designated beneficiary exclusively to pay for the qualified elementary, secondary, and higher education expenses, within the meaning of section 530(b)(2), of such designated beneficiary.

The depositor assigned the custodial account . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . dollars ($. . . . . . . . . . .. . . . . . . .) in cash.

The depositor and the custodian make the following agreement:

Article I

The custodian may accept additional cash contributions provided the designated beneficiary has not attained the age of 18 as of the date such contributions are made. Contributions by an individual contributor may be made for the tax year of the designated beneficiary by the due date of the beneficiary's tax return for that year (excluding extensions). Total contributions that are not rollover contributions described in section 530(d)(5) are limited to $2,000 for the tax year. In the case of an individual contributor, the $2,000 limitation for any year is phased out between modified adjusted gross income (AGI of $95,000 and $110,000. For married individuals filing jointly, the phase-out occurs between modified AGI of $190,000 and $220,000. Modified AGI is defined in section 530(c)(2).

Article II

No part of the custodial account funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or a common investment fund (within the meaning of section 530(b)(1)(D)).

Article III

1. Any balance to the credit of the designated beneficiary on the date on which he or she attains age 30 shall be distributed to him or her within 30 days of such date.

2. Any balance to the credit of the designated beneficiary shall be distributed within 30 days of his or her death unless the designated death beneficiary is a family member of the designated beneficiary and is under the age of 30 on the date of death. In such case, that family member shall become the designated beneficiary as of the date of death.

Article IV

The depositor shall have the power to direct the custodian regarding the investment of the above-listed amount assigned to the custodial account (including earnings thereon) in the investment choices offered by the custodian. The responsible individual, however, shall have the power to redirect the custodian regarding the investment of such amounts, as well as the power to direct the custodian regarding the investment of all additional contributions (including earnings thereon) to the custodial account. In the event that the responsible individual does not direct the custodian regarding the investment of additional contributions (including earnings thereon), the initial investment direction of the depositor also will govern all additional contributions made to the custodial account until such time as the responsible individual otherwise directs the custodian. Unless otherwise provided in this agreement, the responsible individual also shall have the power to direct the custodian regarding the administration, management, and distribution of the account.

Article V

The "responsible individual" named by the depositor shall be a parent or guardian of the designated beneficiary. The custodial account shall have only one responsible individual at any time. If the responsible individual becomes incapacitated or dies while the designated beneficiary is a minor under state law, the successor responsible individual shall be the person named to succeed in that capacity by the preceding responsible individual in a witnessed writing or, if no successor is so named, the successor responsible individual shall be the designated beneficiary's other parent or successor guardian. Unless otherwise directed by checking the option below, at the time that the designated beneficiary attains the age of majority under state law, the designated beneficiary becomes the responsible individual. If a family member under the age of majority under state law becomes the designated beneficiary by reason of being a named death beneficiary, the responsible individual shall be such designated beneficiary's parent or guardian.

__ Option (This provision is effective only if checked): The responsible individual shall continue to serve as the responsible individual for the custodial account after the designated beneficiary attains the age of majority under state law and until such time as all assets have been distributed from the custodial account and the custodial account terminates. If the responsible individual becomes incapacitated or dies after the designated beneficiary reaches the age of majority under state law, the responsible individual shall be the designated beneficiary.

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Article VI

The responsible individual __ may or __ may not change the beneficiary designated under this agreement to another member of the designated beneficiary's family described in section 529(e)(2) in accordance with the custodian's procedures.

Article VII

1. The depositor agrees to provide the custodian with all information necessary to prepare any reports required by section 530(h).

2. The custodian agrees to submit to the Internal Revenue Service (IRS) and responsible individual the reports prescribed by the IRS.

Article VIII

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III will be controlling. Any additional articles inconsistent with section 530 and the related regulations will be invalid.

Article IX

This agreement will be amended as necessary to comply with the provisions of the Code and the related regulations. Other amendments may be made with the consent of the depositor and the custodian whose signatures appear below.

Article X

Article X may be used for any additional provisions. If no other provisions will be added, draw a line through this space. If provisions are added, they must comply with applicable requirements of state law and the Internal Revenue Code.

SEE ATTACHED

Depositor's signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .. . . . . . Date . . . . . . . . . . . . . . . . . . . . . . . .

Custodian's signature. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .. . . . . . Date . . . . . . . . . . . . . . . . . . . . . . . .

Witness' signature . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . .. . . . . . Date . . . . . . . . . . . . . . . . . . . . . . . .

(use only if signature of the depositor or the custodian is required to be witnessed.)

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General instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

Form 5305-EA is a model custodial account agreement that meets the requirements of section 530(b)(1) and has been pre-approved by the IRS. A Coverdell education savings account (ESA) is established after the form is fully executed by both the depositor and the custodian. This account must be created in the United States for the exclusive purpose of paying the qualified elementary, secondary, and higher education expenses of the designated beneficiary.

If the model account is a trust account, see Form 5305-E, Coverdell Education Savings Trust Account.

Do not file Form 5305-EA with the IRS. Instead, the depositor must keep the completed form in its records.

Definitions

Custodian. The custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian. Any person who may serve as a custodian of a traditional IRA may serve as the custodian of a Coverdell ESA.

Depositor. The depositor is the person who establishes the custodial account.

Designated beneficiary. The designated beneficiary is the individual on whose behalf the custodial account has been established.

Family member. Family members of the designated beneficiary include his or her spouse, child, grandchild, sibling, parent, niece or nephew, son-in-law, daughter-in-law, father-in-law, mother-in-law, brother-in-law, or sister-in-law, and the spouse of any such individual. A first cousin, but not his or her spouse, is also a "family member."

Responsible individual. The responsible individual, generally, is a parent or guardian of the designated beneficiary. However, under certain circumstances, the responsible individual may be the designated beneficiary.

Identification Numbers.

The depositor's and designated beneficiary's social security numbers will serve as their identification numbers. If the depositor is a nonresident alien and does not have an identification number, write "Foreign" in the block where the number is requested. The designated beneficiary's social security number is the identification number of his or her Coverdell ESA. If the designated beneficiary is a nonresident alien, the designated beneficiary's individual taxpayer identification number is the identification number of his or her Coverdell ESA. An employer identification number (EIN) is required only for a Coverdell ESA for which a return is filed to report unrelated business income. An EIN is required for a common fund created for Coverdell ESAs.

Specific Instructions

Note: The age limitation restricting contributions, distributions, rollover contributions, and change of beneficiary are waived for a designated beneficiary with special needs.

Article X. Article X and any that follow may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, provisions relating to: definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, treatment of excess contributions, and prohibited transactions with the depositor, designated beneficiary, or responsible individual, etc. Attach additional pages as necessary.

Optional provisions in Article V and Article VI. Form 5305-EA may be reproduced in a manner that provides only those optional provisions offered by the custodian.

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ARTICLE X

Form 5305-EA Coverdell Education Savings Custodial Account

1. Upon completion and execution of the Form 5305-EA by the Depositor, and upon acceptance thereof by U.S. Bank National Association (hereinafter the "Custodian"), the Custodian shall establish and maintain a Coverdell Education Savings Custodial Account (hereinafter the "Account"), in the name of the Designated Beneficiary. The Account established for the Designated Beneficiary shall be a Coverdell Education Savings Account as described in Section 530 of the Internal Revenue Code. The contributions to the Coverdell Education Savings Account on behalf of the Designated Beneficiary and any accumulations and earnings thereon shall be credited to the Account.

2. The amount of each contribution on behalf of the Designated Beneficiary shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first business day following the day said contribution is received; provided, however, if the contribution received is less than $500 then, in such event, the purchase of Investment Company Shares shall be made not later than the next following 5th, 15th or 25th day of the month after receipt of the contribution.

3. All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Account shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Account. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such shares are offered for sale. The amount of each such distribution, unless received in additional shares of such Company, and the amount of each contribution credited to such Account shall be applied to the purchase of as many full Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Account, and the Custodian, in its discretion may, but need not, purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Account. If any distribution from Bridges Investment Fund, Inc., may be received at the election of the shareholder in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional Investment Company Shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in the Designated Beneficiary subject to the terms and provisions of this Article X.

4. The Custodian shall make payments from the Account from time to time in accordance with written instructions, in form acceptable to the Custodian, received from the Depositor, or "Responsible Individual" (as that term is defined in Article V). The Custodian shall be fully protected in acting on written instructions of the Depositor or Responsible Individual and shall not be liable with respect to such payment. The Depositor shall be solely responsible for determining his or her eligibility to establish the Account, and the Depositor and/or Responsible Individual shall be solely responsible for the tax consequences of contributions to and distributions from the Account. The Custodian shall be entitled to rely absolutely on the representations of the Depositor and/or Responsible Individual with respect to all such matters. The Custodian shall only be held responsible for a failure to use ordinary diligence in safekeeping all funds deposited hereunder or making payments as required by the Depositor or Responsible Individual.

5. Subject to applicable federal and state penalty taxes for distributions not used for qualified education expenses, or distributions in excess of such expenses, the Responsible Individual shall always have the right to withdraw all or any part of this Account upon written notice to the Custodian.

6. Payments made in accordance with this Agreement will continue only so long as amounts remain in the Account. Once the Account is exhausted, the Custodian will be relieved of any and all liability to make payments to the Depositor or his or her Beneficiary.

7. The Custodian shall not engage in any prohibited transactions as defined in Section 4975 of the Internal Revenue Code.

8. The Depositor or the Custodian shall have the right to terminate the Account upon 60 days written notice to the other party. In the event of such termination, the Custodian shall make distribution of the Account to the Depositor or to another Coverdell Education Savings Account designated by the Depositor.

CONTRIBUTION FORM

COVERDELL EDUCATION SAVINGS CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

The undersigned, a contributor under the Coverdell Education Savings Custodial Account for investment in shares of Bridges Investment Fund, Inc., hereby makes the following contribution to the Account established in the name of ___________________________________________ ("Designated Beneficiary"):

1. Upon completion and execution of the Form 5305-EA by the Depositor, and upon acceptance thereof by U.S. Bank National Association (hereinafter the "Custodian"), the Custodian shall establish and maintain a Coverdell Education Savings Custodial Account (hereinafter the "Account"), in the name of the Designated Beneficiary. The Account established for the Designated Beneficiary shall be a Coverdell Education Savings Account as described in Section 530 of the Internal Revenue Code. The contributions to the Coverdell Education Savings Account on behalf of the Designated Beneficiary and any accumulations and earnings thereon shall be credited to the Account.

2. The amount of each contribution on behalf of the Designated Beneficiary shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first business day following the day said contribution is received; provided, however, if the contribution received is less than $500 then, in such event, the purchase of Investment Company Shares shall be made not later than the next following 5th, 15th or 25th day of the month after receipt of the contribution.

3. All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Account shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Account. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such shares are offered for sale. The amount of each such distribution, unless received in additional shares of such Company, and the amount of each contribution credited to such Account shall be applied to the purchase of as many full Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Account, and the Custodian, in its discretion may, but need not, purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Account. If any distribution from Bridges Investment Fund, Inc., may be received at the election of the shareholder in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional Investment Company Shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in the Designated Beneficiary subject to the terms and provisions of this Article X.

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4. The Custodian shall make payments from the Account from time to time in accordance with written instructions, in form acceptable to the Custodian, received from the Depositor, or "Responsible Individual" (as that term is defined in Article V). The Custodian shall be fully protected in acting on written instructions of the Depositor or Responsible Individual and shall not be liable with respect to such payment. The Depositor shall be solely responsible for determining his or her eligibility to establish the Account, and the Depositor and/or Responsible Individual shall be solely responsible for the tax consequences of contributions to and distributions from the Account. The Custodian shall be entitled to rely absolutely on the representations of the Depositor and/or Responsible Individual with respect to all such matters. The Custodian shall only be held responsible for a failure to use ordinary diligence in safekeeping all funds deposited hereunder or making payments as required by the Depositor or Responsible Individual.

5. Subject to applicable federal and state penalty taxes for distributions not used for qualified education expenses, or distributions in excess of such expenses, the Responsible Individual shall always have the right to withdraw all or any part of this Account upon written notice to the Custodian.

6. Payments made in accordance with this Agreement will continue only so long as amounts remain in the Account. Once the Account is exhausted, the Custodian will be relieved of any and all liability to make payments to the Depositor or his or her Beneficiary.

7. The Custodian shall not engage in any prohibited transactions as defined in Section 4975 of the Internal Revenue Code.

8. The Depositor or the Custodian shall have the right to terminate the Account upon 60 days written notice to the other party. In the event of such termination, the Custodian shall make distribution of the Account to the Depositor or to another Coverdell Education Savings Account designated by the Depositor.

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CONTRIBUTION FORM

COVERDELL EDUCATION SAVINGS CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

The undersigned, a contributor under the Coverdell Education Savings Custodial Account for investment in shares of Bridges Investment Fund, Inc., hereby makes the following contribution to the Account established in the name of ___________________________________________ ("Designated Beneficiary"):

 Regular Contribution. NOTE: A regular contribution can only be made if the Designated Beneficiary has not attained the age of 18, unless the Designated Beneficiary is a special needs Designated Beneficiary.

For the taxable year ending on ____________, the amount of $______ to the Designated Beneficiary's Account. In making this cash contribution, I certify that my "modified adjusted gross income" (as defined in Section 530(c) of the Internal Revenue Code) does not exceed $190,000 if I am married and file a joint tax return, or $95,000 in all other cases; provided, however, if my modified adjusted gross income exceeds these amounts, I understand that the maximum contribution I can make will be limited in accordance with Article I of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement. I further certify that no other cash contributions have been made for such taxable year to this Account or any other Coverdell Education Savings Account established for the benefit of the above-named Designated Beneficiary.

 Rollover or Transfer Contribution. The amount of $____________, which amount is a contribution. If this is a rollover contribution, I certify that I am rolling over an existing Coverdell Education Savings Account to this Account within 60 days after the date of the withdrawal of the existing Coverdell Education Savings Account. I further certify that I am transferring or rolling over an existing Coverdell Education Savings Account for the benefit of the above-named Designated Beneficiary, or a member of the above-named Designated Beneficiary's family (within the meaning of Section 529(e)(2) of the Internal Revenue Code). NOTE: The rollover and transfer contribution rules are complex. Before you make a rollover or transfer contribution, you should consult your tax advisor to make sure the contribution qualifies as a tax-free transaction.

The contribution made hereby shall be held and invested by the Custodian pursuant to the terms of the Custodial Agreement.

Account Number                                                      Signature of Contributor

Date                                                                           Printed Name of Contributor

ACCEPTED for U.S. Bank National Association, Omaha, Nebraska

By: _____________________________________________

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CHANGE OF DESIGNATED BENEFICIARY

COVERDELL EDUCATION SAVINGS CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

The undersigned Responsible Individual, pursuant to Article VI of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement (the "Account"), hereby directs that the amount credited to the Account established on behalf of the Designated Beneficiary listed in Part I of this Change of Designated Beneficiary form be transferred to an Account maintained for the benefit of the Designated Beneficiary listed in Part II.

I. CURRENT ACCOUNT INFORMATION

A. Current Designated Beneficiary. Complete the following information with respect to the current Designated Beneficiary.

Designated Beneficiary's Name                        Date of Birth                                Soc. Sec. No.

Designated Beneficiary's Address                                        Area Code and Phone

B. Responsible Individual. Complete the following information with respect to the Responsible Individual of the above-named Designated Beneficiary. The Responsible Individual is generally the parent or the guardian of the Designated Beneficiary. However, if the above-named Designated Beneficiary has attained the age of majority under state law, he or she is the Responsible Individual unless determined otherwise pursuant to Article V of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement.

Responsible Individual's Name                           Relationship to Above-Named Designated Beneficiary

Address                                                                                      Area Code and Phone

II. NEW ACCOUNT INFORMATION

A. Designated Beneficiary Information. Complete the following information with respect to the new Designated Beneficiary for whom the Account will be maintained.

New Designated Beneficiary's Name                         Date of Birth                                Soc. Sec. No.

New Designated Beneficiary's Address                                       Area Code and Phone

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B. Responsible Individual Information. Complete the following information with respect to the Responsible Individual of the new Designated Beneficiary listed in Part II A of this Change of Designated Beneficiary form. The Responsible Individual is generally the parent or the guardian of the Designated Beneficiary. However, if the Designated Beneficiary named in Part II A has attained the age of majority under state law, he or she is the Responsible Individual unless determined otherwise pursuant to Article V of Form 5305-EA, the Coverdell Education Savings Custodial Account Agreement.

Responsible Individual's Name                      Relationship to Designated Beneficiary Listed in Part II A

Address                                                                                          Area Code and Phone

III. CERTIFICATION AND EXECUTION

In naming a new Designated Beneficiary, I hereby certify that:

I am the "Responsible Individual" (as described in Articles V and VI of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement) of the Designated Beneficiary listed in Part I A;

I am authorized under Article VI of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement to name a new Designated Beneficiary as provided therein;

The new Designated Beneficiary listed in Part II of this Change of Designated Beneficiary Form is a member of the current Designated Beneficiary's family as described in Section 529(e)(2) of the Internal Revenue Code; and

The Designated Beneficiary listed in Part II A has not attained age 30.

Date                                                                                                                            Printed Name of Responsible Individual

Listed in Part I Above

Signature of Responsible Individual

Listed in Part I Above

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DESIGNATION OR CHANGE OF DEATH BENEFICIARY

COVERDELL EDUCATION SAVINGS CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

The Responsible Individual should complete Parts I, II, and III of this Request for Payment form to designate or change a Death Beneficiary with respect to the Coverdell Education Savings Custodial Account (the "Account") for investment in shares of Bridges Investment Fund, Inc. The Responsible Individual is shown on Form 5305-EA, Coverdell Education Savings Custodial Account, and is generally the parent or guardian of the Designated Beneficiary for whom this Account was established. However, unless otherwise elected pursuant to Article V of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement, the Designated Beneficiary, upon attaining the age of majority under state law, becomes the Responsible Individual.

I. DESIGNATED BENEFICIARY INFORMATION

Name                                                                                                                 Social Security Number

Address                                                                                                                 Area Code and Phone Number

II. RESPONSIBLE INDIVIDUAL INFORMATION

Name                                                                                                                     Social Security Number

Address                                                                                                                 Area Code and Phone Number

III. DESIGNATION OF PRIMARY DEATH BENEFICIARY

Pursuant to the provisions of the Coverdell Education Savings Custodial Account Agreement, which permit me, as the Responsible Individual to designate a beneficiary or beneficiaries of benefits under the Account, I hereby direct that upon the death of the above-named Designated Beneficiary, the unpaid balance of the Account shall be paid to the following person(s) as PRIMARY DEATH BENEFICIARY(IES):

Name                                 Address                                                                     Relationship to Designated Beneficiary

Name                                 Address                                                                     Relationship to Designated Beneficiary

Name                                 Address                                                                      Relationship to Designated Beneficiary

IV. DESIGNATION OF CONTINGENT DEATH BENEFICIARY

If, upon the death of the Designated Beneficiary, no Primary Death Beneficiary is living, such amount or amounts shall be paid to the following person(s) as CONTINGENT DEATH BENEFICIARY(IES):

Name                                 Address                                                                         Relationship of Designated Beneficiary

Name                                 Address                                                                             Relationship of Designated Beneficiary

Name                                 Address                                                                             Relationship of Designated Beneficiary

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The form of distribution of such amounts shall be pursuant to the distribution provisions of the Account.

If more than one Primary Death Beneficiary has been designated, the unpaid balance of the Account shall be equally divided among the above Primary Death Beneficiaries who are living at the time of the Designated Beneficiary's death unless I specify otherwise on this form. If, upon the Designated Beneficiary's death, there is no Primary Death Beneficiary living, and if I have named more than one Contingent Death Beneficiary, the unpaid balance of the Account shall be equally divided among the named Contingent Death Beneficiaries who are living at the time of the Designated Beneficiary's death unless I specify otherwise on this form. If no Primary or Contingent Death Beneficiary survives the Designated Beneficiary, the unpaid balance of the Account shall be paid to the Designated Beneficiary's estate. If a Death Beneficiary is alive and otherwise eligible to receive a benefit on the date of the Designated Beneficiary's death, but dies before actually receiving payment, the benefit for such beneficiary shall be paid to the deceased beneficiary's estate.

Neither this designation nor any future change of designation will be effective unless filed with the Custodian prior to the Designated Beneficiary's death. This Designation or Change of Death Beneficiary is subject to the terms of the Coverdell Education Savings Custodial Account Agreement as it may be amended from time to time, and the rights of beneficiaries are governed by the terms of the Agreement.

The execution of this form and delivery thereof to the Custodian revokes all prior designations of beneficiaries that the undersigned may have made.

V. ACKNOWLEDGMENT AND EXECUTION

In executing this Designation or Change of Death Beneficiary, I hereby understand and acknowledge the following:
    I am the "Responsible Individual" (as described in Articles V and VI of Form 5305-EA, Coverdell Education Savings Custodial Agreement) of the Designated Beneficiary listed in Part I, and as the Responsible Individual, I am authorized to name a new Death Beneficiary.
    Each Death Beneficiary listed in Parts III and IV of this Designation or Change of Death Beneficiary is under the age of 30, and is a member of the Designated Beneficiary's family as described in Internal Revenue Code Section 529(e)(2).
    Upon the Designated Beneficiary's death the Death Beneficiary(ies) set forth herein will become the Designated Beneficiary of the Account.

Dated:

Signature of Responsible Individual

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REQUEST FOR PAYMENT

COVERDELL EDUCATION SAVINGS CUSTODIAL ACCOUNT

BRIDGES INVESTMENT FUND, INC.

The Responsible Individual should complete Parts I, II, and III of this Request for Payment form to request a payment from the Coverdell Education Savings Custodial Account (the "Account") for investment in shares of Bridges Investment Fund, Inc. The Responsible Individual is shown on Form 5305-EA, Coverdell Education Savings Custodial Account, and is generally the parent or guardian of the Designated Beneficiary for whom this Account was established. However, unless otherwise elected pursuant to Article V of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement, the Designated Beneficiary, upon attaining the age of majority under state law, becomes the Responsible Individual.

I. CURRENT ACCOUNT INFORMATION

Designated Beneficiary's Name                         Date of Birth                                     Soc. Sec. No.

Designated Beneficiary's Address                                                 Area Code and Phone

Responsible Individual's Name                             Relationship to Above-Named Designated Beneficiary

Responsible Individual's Address

II. PAYMENT REQUESTED

The undersigned Responsible Individual hereby requests that payment from this Account be paid to him/her as follows:

 A single sum payment in the amount of $ (if entire interest, insert "Balance of Account").

 [monthly, quarterly, annual] payments in the amount of $_____________ per payment for a period of [months, years].

 Equal or substantially equal [monthly, quarterly, annual] payments for a period of _____________ [months, years].

Unless directed otherwise, upon the Designated Beneficiary's attainment of age 30, the balance of the Account will be paid to the Designated Beneficiary in a single sum payment within 30 days of the Designated Beneficiary's 30th birthday. If the Designated Beneficiary dies before his/her entire interest in the Account has been distributed, the balance of the Account will be paid to the Designated Beneficiary's estate within 30 days of the Designated Beneficiary's death unless directed otherwise pursuant to a Designation or Change of Death Beneficiary Form.

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III. CERTIFICATION AND EXECUTION

In requesting the above payment, I, the undersigned Responsible Individual, hereby certify, acknowledge, and understand that:

I am the Responsible Individual as described in Articles V and VI of Form 5305-EA, Coverdell Education Savings Custodial Account Agreement, and am authorized to request payment from this Account;

The requested payment amount in Part II, when considered alone or aggregated with any other payments for such taxable year from any Coverdell Education Savings Account established for the benefit of the Designated Beneficiary, does not exceed the amount of the Designated Beneficiary's "qualified education expenses" as described in Internal Revenue Code Section 530(b)(2) for such taxable year;

That if the requested payment is not used for the Designated Beneficiary's "qualified education expenses" for such taxable year, or if the sum of all payments for such taxable year from any Coverdell Education Savings Account established for the Designated Beneficiary exceeds the Designated Beneficiary's "qualified education expenses" for such taxable year, then all or a portion of the payment may be subject to federal and state income taxes;

That in addition to federal and state income taxes that may be imposed on any requested payment from this Account, the Designated Beneficiary may be subject to a 10% penalty tax unless the requested payment is made on account of the death of the Designated Beneficiary, on account of the Designated Beneficiary's being disabled (within the meaning of Section 72(m)(7) of the Internal Revenue Code, or made on account of a payment described in Section 25A(g)(2) of the Internal Revenue Code to the extent that the requested amount does not exceed the amount of such payment.

NOTICE TO RESPONSIBLE INDIVIDUAL: Prior to submitting this Request for Payment, you should consult with your attorney or other tax adviser to familiarize yourself with the tax consequences of a payment from this Account. The Responsible Individual and/or the Designated Beneficiary has the sole responsibility for determining the tax and financial consequences of any payment from this Account. Nothing contained in this form should be construed as an opinion as to the tax consequences of any payment from this Account.

Account Number                                                                             Signature of Responsible Individual

Date                                                                                                     Printed Name of Responsible Individual

ACCEPTED for U.S. Bank National Association, Omaha, Nebraska

By:

Its: